Exhibit A

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                    SBC COMMUNICATIONS INC., AND SOUTHWESTERN
                 BELL INTERNATIONAL HOLDINGS (UK-1) CORPORATION

         The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each of the director, advisory director and executive officers of SBC Communications Inc. ("SBC") and Southwestern Bell International Holdings (UK-1) Corporation ("SBUK-1"), as applicable, is set forth below. Except as set forth below each of the directors and executive officers is a citizen of the United States. The business address of each director and officer is SBC Communications Inc., 175 East Houston, San Antonio, TX 78205. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with SBC.


  Name and Business      Present Principal Occupation or Employment

SBC
Directors

Edward E. Whitacre, Jr.  Chairman of the Board and Chief Executive Officer

Royce S. Caldwell        President - SBC Operations

Clarence C. Barksdale    Vice Chairman, Board of Trustees, Washington
                         University

James E. Barnes          Chairman of the Board, President and Chief Executive
                         Officer, MAPCO Inc., Retired

August A. Busch, III     Chairman of the Board and President, Anheuser-Busch
                         Companies, Inc.

Ruben R. Cardenas        Partner, Cardenas, Whitis & Stephen, L.L.P., Attorneys

William P. Clark         Chief Executive Officer, Clark Company

Martin K. Eby, Jr.       Chairman of the Board and Chief Executive Officer, The
                         Eby Corporation

Herman E. Gallegos       Independent Management Consultant

Jess T. Hay              Chairman, HCB Enterprises Inc.; Chairman of the Texas
                         Foundation for Higher Education

Bobby R. Inman           United States Navy, Retired

Charles F. Knight        Chairman and Chief Executive Officer, Emerson Electric
                         Co.

Mary S. Metz             Dean, University Extension, University of California,
                         Berkeley

Haskell M. Monroe, Jr.   Dean of Faculties Emeritus and Director of Academic
                         Development, Texas A&M University

Toni Rembe               Partner, Pillsbury Madison & Sutro LLP

S. Donley Ritchey        Managing Partner, Alpine Partners

Richard M. Rosenberg     Chairman and Chief Executive Officer (Retired),
                         BankAmerica Corporation

Carlos Slim Helu*        Chairman of the Board, Grupo Carso, S.A. de C.V.

Patricia P. Upton        President and Chief Executive Officer, Aromatique, Inc.

Advisory Director

Gilbert F. Amelio        Technologist, Aircraft Ventures, LLC

Executive Officers

Edward E. Whitacre, Jr.  Chairman of the Board, President and Chief Executive
                         Officer

Royce S. Caldwell        President-SBC Operations

Cassandra C. Carr        Senior Vice President-Human Resources

William E. Dreyer        Senior Executive Vice President-External Affairs

J. Cliff Eason           President - SBC International

James D. Ellis           Senior Executive Vice President and General Counsel

Charles E. Foster        Group President - SBC

James S. Kahan           Senior Vice President-Corporate Development

Donald E. Kiernan        Senior Vice President, Treasurer and Chief Financial
                         Officer

Stanley T. Sigman        President and Chief Executive Officer -
                         SBC Wireless, Inc.

SBUK-1

Directors

J. Cliff Eason           President- SBC International

James S. Kahan           Senior Vice President - Corporate Development

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*  Citizen of Mexico
                                      A-2

Executive Officers

J. Cliff Eason           President- SBC International

James S. Kahan           Senior Vice President - Corporate Development


                                       A-3